Aquestive Therapeutics Reports Positive Initial Topline Data from Part 3 of EPIPHAST Trial Evaluating AQST-109 Epinephrine Oral Film • AQST-109 is the first and only orally delivered epinephrine product candidate in clinical development • Fastest median time to maximum concentration (Tmax) in studies to date at 12 minutes • Study continues to show AQST-109 is safe and well tolerated • Head-to-head comparison study to EpiPen® scheduled to commence in third quarter 2022 • On track to request End-of-Phase 2 meeting with FDA in fourth quarter 2022 and thereafter to commence pivotal PK study • Remaining data from Part 3 expected to be reported in early third quarter 2022 WARREN, N.J., June 15, 2022 -- Aquestive Therapeutics, Inc. (NASDAQ: AQST), a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives, today announced positive topline results from the first three arms of Part 3 of the EPIPHAST study for its AQST-109 epinephrine oral film. The purpose of Part 3 was to continue to study the administration of the film under a variety of conditions and further characterize its pharmacokinetics, pharmacodynamics, and safety. The first three arms were designed to assess the impact of holding the film under the tongue and limiting swallowing for different periods of time. These time periods were (1) the target holding time of 4 minutes, (2) a 50% reduction in hold time to 2 minutes and (3) no hold time, or 0 minutes. The remaining two arms of the study for which data are not yet available include (4) dosing the film 2 minutes after eating a peanut butter sandwich and (5) swallowing the film immediately with 240 mL of water. In the first three arms of Part 3, AQST-109 12 mg continued to show rapid absorption with favorable pharmacokinetics across a variety of key metrics at the target hold time as follows: • The median time to maximum concentration (Tmax) was observed to be 12 minutes for AQST-109 compared to 50 minutes for the epinephrine 0.3mg intra-muscular (IM) injection from Part 2 of the EPIPHAST study. • The Area Under the Curve (AUC) within the clinically relevant periods of 10 minutes, 20 minutes, and 30 minutes in each of three arms were comparable for both AQST-109 and the 0.3mg IM injection. • The median time to reach 100 pg/mL, which has been suggested to be the threshold for the onset of hemodynamic effects, was 8 minutes for AQST-109 and 10 minutes for the 0.3mg IM injection as reported in Part 2. • Part 3 demonstrated maximum plasma concentration (Cmax) values that were consistent with the Part 2 findings, 0.3mg IM Injection, as well as those previously reported for approved injectable epinephrine devices such as EpiPen®.

Mean Baseline Adjusted Epinephrine Concentration over 0-2h
by Treatment, Part 3



AQST-109 4-min hold
AQST-109 2-min hold
AQST-109 0-min hold
Baseline Adjusted Epi Conc (pg/mL)
Time (h)
0
100
200
300
400
500
600
0.00
0.25
0.50
0.75
1.00
1.25
1.50
1.75
2.00

Study Results	AQST-109 12mg 4-minute hold time (Target) (N=22 doses)	AQST-109 12mg 2-minute hold time (N=23 doses)	AQST-109 12mg 0-minute hold time (N=21 doses)	AQST-109 12 mg (from Part 2) (N=48 doses)	Epinephrine IM Injection 0.3 mg (from Part 2) (N=48 doses)
Arithmetic Mean Cmax (pg/mL)	678.4	663.9	359.8	426.1	396.7
Geometric Cmax (pg/mL)	350.4	303.9	211.2	274.3	350.6
AUC 0-10 minutes (hr*pg/mL)	12.8	9.5	9.4	7.9	9.4
AUC 0-20 minutes (hr*pg/mL)	51.2	45.7	30.9	33.1	23.0
AUC 0-30 minutes (hr*pg/mL)	79.1	75.1	49.8	56.7	47.5
Median Tmax (minutes)	12	15	15	15	50

"The latest study results from first three arms of Part 3 of the EPIPHAST study confirm, once again, our ability to deliver significant levels of epinephrine through the oral mucosa. We have achieved a Tmax of 15 minutes or faster in multiple studies, including last year's Proof-of-Concept Study and now in Parts 1, 2, and 3 of the EPIPHAST study," said Dan Barber, Chief Executive Officer of Aquestive. "We are anxious to share this data with the FDA following the completion of the upcoming head-to-head study with EpiPen. We continue to believe AQST-109 has the potential to transform how patients and caregivers treat anaphylaxis."

“These results build on prior Phase 1 trials showing the promise of AQST-109 - as a sublingually administered medicine for Type I allergic reactions, including anaphylaxis - to improve upon the current standard of care, namely epinephrine auto-injectors,” said David Golden, M.D., Allergy Division Chief at Medstar Franklin Square Hospital in Baltimore. “The data from this trial demonstrate that AQST-109 has the potential to fill an unmet medical need by providing an epinephrine treatment that patients can more easily carry and more quickly administer in a life-threatening emergency situation. I look forward to the next phase of clinical trials and the continued development of AQST-109.” EPIPHAST is a randomized, open-label, three-part adaptive design, crossover study in healthy adult subjects comparing the pharmacokinetics and pharmacodynamics of epinephrine delivered via Aquestive’s AQST-109 oral film compared to intramuscular injection of epinephrine. The study is being conducted pursuant to clearance from Health Canada. Aquestive received a written response from the U.S. Food and Drug Administration (FDA) in December 2021 to its Pre-Investigational New Drug Application (IND) meeting submission confirming that the development of AQST-109 for the treatment of anaphylaxis under the 505(b)(2) approval pathway is acceptable. Aquestive opened the IND for AQST-109 after receiving FDA clearance in February 2022. AQST-109 met the regulatory criteria for Fast Track designation as announced in March 2022. Aquestive plans to conduct a repeat dosing comparative study of AQST-109 and 0.3 mg EpiPen during the third quarter 2022. This data, along with the complete EPIPHAST study data, will be the basis for the End- of-Phase 2 meeting with the FDA that the Company plans to request in the fourth quarter 2022. About Anaphylaxis Anaphylaxis is a serious systemic hypersensitivity reaction with rapid onset and potentially fatal. As many as 49 million people in the United States are at chronic risk for acute anaphylactic episodes. Lifetime prevalence may be higher than 5%. Chronic allergic illness costs the US healthcare system more than $18 billion annually. The frequency of hospital admissions for anaphylaxis has increased 500-700% in the last 10-15 years. 52% of patients, who had previously experienced anaphylaxis, had never received an epinephrine autoinjector prescription, and 60% did not have an autoinjector currently available. The most common causes of reactions that can include anaphylaxis are medications, foods (such as peanuts), and venom from insect stings. Epinephrine injection is the current standard of treatment intended to reverse the potentially severe manifestation of anaphylaxis, which may include red rash, throat swelling, respiratory problems, gastrointestinal distress, and loss of consciousness. About AQST-109 AQST-109 is a polymer matrix-based epinephrine prodrug administered as a sublingual film that is applied under the tongue for the rapid delivery of epinephrine. The product is similar in size to a postage stamp, weighs less than an ounce, and begins to dissolve on contact. No water or swallowing is required for administration. The packaging for AQST-109 is thinner and smaller than an average credit card, can be carried in a pocket, and is designed to withstand weather excursions such as exposure to rain and/or sunlight. About Aquestive Therapeutics Aquestive Therapeutics, Inc. (NASDAQ: AQST) is a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives. We are developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products on the U.S. market, four licensed products and one stand-alone proprietary product to date, Sympazan® (clobazam) oral film for the treatment of seizures associated with Lennox-Gastaut syndrome. Our licensees market their products in the U.S. and around the world. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product pipeline focused on treating diseases of the central nervous system, or CNS, and an earlier stage pipeline for the treatment of severe allergic reactions, including anaphylaxis. For more information, visit Aquestive.com and follow us on LinkedIn. Forward-Looking Statement Certain statements in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of AQST-109 through the regulatory and development pipeline and clinical and business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are subject to the uncertain impact of the COVID- 19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals. Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID-19 pandemic. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials for AQST-109 and our other product candidates; risk of delays in FDA approval of AQST-109, Libervant™ (diazepam) Buccal Film and our other drug candidates or failure to receive FDA approval; ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the New Drug Application for Libervant; risk of our ability to demonstrate to the FDA “clinical superiority” within the meaning of the FDA regulations of Libervant relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S. and there can be no assurance that we will be successful; risk that a competitor obtains FDA orphan drug exclusivity for a product with the same active moiety as any of our other drug products for which we are seeking FDA approval and that such earlier approved competitor orphan drug blocks such other product candidates in the U.S. for seven years for the same indication; risk in obtaining market access for other reasons; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of development of our sales and marketing capabilities; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term liquidity and cash requirements and other cash needs, at the times and in the amounts needed; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company’s products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; risk of loss of significant customers; risks related to legal proceedings and associated costs, including patent infringement, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10 K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law. PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners. Investor Inquiries ICR Westwicke Stephanie Carrington Stephanie.carrington@westwicke.com 646-277-1282